METALCLAD CORPORATION
                       2 Corporate Plaza, Suite 125
                     Newport Beach, California  92660

                               PRELIMINARY
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD SEPTEMBER 1, 2000

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of METALCLAD CORPORATION, a Delaware corporation (the "Company"), will be held at the Hyatt Newporter Hotel, Patio Room, 1107 Jamboree Road, Newport Beach, California 92660, on September 1, 2000, at 10:00 A.M. local time, for the following purposes:

     1. To elect five members of the Board of Directors to serve until the next Annual Meeting of Stockholders;

     2. To consider and act upon the ratification of the appointment of Moss Adams LLP as the independent public accountants of the Company for the year ending December 31, 2000.

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on July 15, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of the Company's Common Stock at the close of business on the record date are entitled to vote at the Meeting.

          You are cordially invited to attend the Meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in the envelope provided, to which no postage need be affixed if mailed in the United States, in order that as many shares as possible may be represented at the Meeting.

                    BY ORDER OF THE BOARD OF DIRECTORS

                           /s/Bruce H. Haglund
                           -------------------
                       Bruce H. Haglund, Secretary
                        Newport Beach, California
                              July 31, 2000


                         YOUR VOTE IS IMPORTANT.
             PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD
      AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                      THANK YOU FOR ACTING PROMPTLY.

                          METALCLAD CORPORATION
                       2 Corporate Plaza, Suite 125
                     Newport Beach, California  92660

                               PRELIMINARY
                             PROXY STATEMENT

                            September 1, 2000

                 ---------------------------------------

             SOLICITATION OF PROXY, REVOCABILITY, AND VOTING

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Metalclad Corporation, a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the Hyatt Newporter Hotel, Patio Room, 1107 Jamboree Road, Newport Beach, California 92660, on September 1, 2000 at 10:00 A.M. local time, or any adjournment thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about the date shown above.

Revocability

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise by notice in writing to the Secretary of the Company prior to the Meeting or by attending the Meeting and voting in person. Unless the proxy is revoked, the shares represented thereby will be voted as specified at the Meeting or any adjournment thereof.

Solicitation

     This Proxy Statement is being mailed on or about July 31, 2000 in connection with the solicitation of proxies by the Board of Directors of the Company. The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail or telegraph, or by the directors, officers or regular employees of the Company in person or by telephone without additional compensation for such services.

Vote of Proxies

     Subject to revocation, all shares represented by duly executed proxies will be voted for the election of the nominees named herein as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. With respect to the proposal to approve the appointment of Moss Adams, LLP as the Company's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted for the proposal to ratify the appointment of the accountants. If no choice is indicated, a proxy will not be voted on such proposal. If any other matters are properly presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

Voting and Record Date

     Only stockholders of record of the Company's $.10 par value common stock ("Common Stock") at the close of business on July 15, 2000 will be entitled to notice of and to vote at the Meeting. As of that date, the total number of shares issued and outstanding of Common Stock was _______.

     In voting on matters other than the election of directors, each share of Common Stock entitles the holder thereof on the record date to one vote at the Meeting. The appointment of the accountants will require the affirmative vote of a majority of the shares present at the Meeting in order to be valid and binding.

     With respect to the election of directors of the Company, the stockholders have cumulative voting rights, whereby any stockholder may multiply the number of shares he is entitled to vote by the number of directors to be elected and allocate his votes among the candidates in any manner he chooses. The five nominees receiving the highest number of votes shall be duly elected. There are no conditions precedent to the exercise of the right to cumulate votes in the election of directors of the Company; stockholders may exercise such cumulative voting rights, either in person or by proxy, with or without advance notice to the Company.


                    QUORUM AND PRINCIPAL SHAREHOLDERS

     The presence in person or by proxy of the holders of a majority of the total outstanding voting shares is necessary to constitute a quorum at the Meeting. Approval of the proposals to be presented at the Meeting, except for the election of directors (as discussed above), will require the affirmative vote of the holders of a majority of the shares present at the Meeting.

     The following table sets forth certain information as of June 1, 2000 relating to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director, director nominee, and officer of the Company, and (iii) all officers and directors of the Company as a group.

Name and Address of                       Amount and Nature of                  Percent
Beneficial Owner (1)                      Beneficial Ownership                of Class (2)
--------------------                      --------------------                ------------
Grant S. Kesler (3)                             393,500                          7.14%
2 Corporate Plaza, Suite 125
Newport Beach, California 92660

Anthony C. Dabbene (4)                          162,600                          3.07%
2 Corporate Plaza, Suite 125
Newport Beach, California 92660

Bruce H. Haglund (5)                             63,783                          1.22%
2 Park Plaza, Suite 450
Irvine, California  92614

J. Thomas Talbot (6)                             23,333                            *
24 Corporate Plaza
Newport Beach, California 92660

Raymond J. Pacini (7)                            23,733                            *
6 Executive Circle
Suite 250
Irvine, California 92614

Jan Chr. G. Sundt (8)                         1,169,166                         18.53%
Luddesdown Court Lodge
Luddesdown, Near Cobham
Kent DA13 OXE
England

Oakes, Fitzwilliams & Co. Limited (9)           868,716                         14.43%
7-9 St. James's Place
London SW1A 1EE
England

All Officers and Directors As a Group (5)       666,949                         11.57%

-----------------------------
*Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or convertible debt held by that person that are exercisable within 60 days of June 1, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholders' name.

(2) Based on 5,150,498 shares outstanding as of June 1, 2000.

(3) Includes 359,500 shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2000.

(4) Includes 150,000 shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2000.

(5) Includes 63,133 shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2000.

(6) Includes 23,333 shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2000.

(7) Includes 23,333 shares issuable upon exercise of stock options exercisable within 60 days of June 1, 2000.

(8) Includes warrants to purchase 371,954 shares and debt conversion rights to 788,480 shares exercisable within 60 days of June 1, 2000

(9) Includes warrants to purchase 868,716 shares exercisable within 60 days of June 1, 2000.


                          ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the directors or the stockholders shall determine the number of directors. The directors have set the number of directors for the ensuing year at nine. Five members of the Board of Directors are to be elected at the Meeting. Vacancies on the Board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without further action by the stockholders.

     The Board of Directors has nominated Anthony C. Dabbene, Grant S. Kesler, Bruce H. Haglund, J. Thomas Talbot and Raymond J. Pacini for election as directors for the ensuing year.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees listed herein. The proposed nominees are willing to serve for the ensuing year, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, it is intended that votes will be cast pursuant to the accompanying proxy for substitute nominees designed by the Board of Directors.

     Cumulative voting applies to the election of directors. The five nominees receiving the highest number of votes shall be duly elected.

Information about Nominees and Directors

     The following sets forth certain information for each person who is a director or nominated for election to the Board of Directors:

                                 Director
                                or Officer           Current Position
Name                   Age        Since              With the Company
--------------------------------------------------------------------------
Grant S. Kesler        57          1991        President, Chief Executive
                                               Officer, Director

Anthony C. Dabbene     48          1996        Chief Financial Officer,
                                               Director

Bruce H. Haglund Esq.  48          1993        Secretary, Director

J. Thomas Talbot       64          1999        Director

Raymond J. Pacini      44          1999        Director

     Grant S. Kesler has served as a Director of the Company since February 1991 and has been Chief Executive Officer since May 1991. From 1982 to May 1991, he was employed by Paradigm Securities, Inc., a company he formed in 1982. In 1975, he was General Counsel to Development Associates, a real estate development firm. Earlier, he was engaged in the private practice of law, served as an assistant attorney general for the State of Utah, and served as an intern to the chief justice of the Utah Supreme Court.

     Anthony C. Dabbene has been the Chief Financial Officer for the Company since January 1996 and a Director since May 1997. Prior to his employment with the Company, Mr. Dabbene was employed by LG & E Energy Corp. for 10 years, including service as Vice President and Controller to the Energy Services Group. From 1973 to 1985, he was employed by EBASCO Services Incorporated, where he was Manager - Finance and Administration for the Western region from 1981 to 1985.

     Bruce H. Haglund has served as Secretary-General Counsel of the Company since 1983 and served as a Director of the Company from 1983 to July 1991 and again in 1999. Mr. Haglund is a principal in the law firm of Gibson, Haglund & Paulsen in Orange County, California where he has been engaged in the private practice of law since 1980. He is also a member of the Boards of Directors of Aviation Distributors, Inc., HydroMaid International, Inc., Renaissance Golf Products, Inc. and VitriSeal, Inc.

     J. Thomas Talbot has been a Director since 1999. Mr. Talbot is the owner of The Talbot Company, an investment and asset management company and has been the Chief Executive Officer of HAL, Inc., the parent company of Hawaiian Airlines. He currently serves on the boards of directors of The Hallwood Group, Inc., Fidelity National Financial, Inc., California Coastal Communities, Inc., Competisys LLC and The Pacific Club.

     Raymond J. Pacini has been a Director since 1999 and is the President, Chief Executive Officer, and a Director of California Coastal Communities, Inc. (formerly Koll Real Estate Group, Inc.), where he has been since 1990. Prior to 1998, he was the Executive Vice President and Chief Financial Officer of Koll Real Estate Group, Inc.

Committees and Compensation of the Board of Directors

     The Board of Directors held 4 meetings during the period January 1, 1999 to December 31, 1999. Each director attended at least 75% of the total number of Board Meetings held during the year ended December 31, 1999.
Board members who are not employees or consultants to the Company are presently entitled to receive $1,000 for their attendance at Board meetings and committee meetings, with a minimum annual fee of $10,000, and members of the Board of Directors have received non-statutory stock options pursuant to the Company's Non-Qualified Stock Option Plan, non-statutory stock options granted other than pursuant to a plan, the Company's 1992 Omnibus Stock Option and Incentive Plan, and the 1993 Omnibus Stock Option and Incentive Plan, and the 1997 Omnibus Stock Option and Incentive Plan.

     In November 1992, the Board approved the creation of an Executive Committee authorized to be comprised of up to five members of the Board. The Executive Committee has all the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, the power and authority to authorize the issuance of stock, except with respect to (i) approval of any action which also requires stockholders' approval or approval of the outstanding shares; (ii) filling of vacancies on the Board or in any committee; (iii) fixing compensation of the directors for serving on the Board or on any committee; (iv) amendment or repeal of Bylaws of the adoption of new Bylaws; (v) amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; (vi) declaring distributions to the stockholders of the Company except at a rate or in a periodic amount or within a price range determined by the Board; (vii) appointment of members of other committees of the Board. Messrs. Kesler and Dabbene are members of the Executive Committee and will continue as members conditioned upon their re-election to the Board for the ensuing year.

     Messrs. Pacini and Talbot are members of the Audit Committee conditioned upon their re-election to the Board. The duties of the Audit Committee are to review with the Company's independent auditors the results of the audit engagement, review the adequacy of the Company's system of accounting controls, approve the services rendered by the independent auditors, and examine the range of audit and non-audit fees. The Audit Committee met twice during the twelve months ended December 31, 1999.

     Messrs. Pacini, Talbot and Haglund are members of the Compensation Committee conditioned upon their re-election to the Board. The duties of the Compensation Committee are to evaluate and recommend to the Board of Directors compensation structures for key executive personnel. The Compensation Committee met once during the year ended December 31, 1999.

Executive Officers

The following lists the names, ages, and position of the Company's current executive officers:

                                 Officer           Current Position
Name                   Age        Since            With the Company
--------------------------------------------------------------------------
Grant S. Kesler        57          1991        President, Chief Executive
                                               Officer, Director

Anthony C. Dabbene     48          1996        Chief Financial Officer,
                                               Director

Bruce H. Haglund Esq.  48          1993        Secretary, Director

Robert D. Rizzo        54          1999        President, Metalclad
                                               Insulation Corp.


Grant S. Kesler.  See "Information about Nominees and Directors."

Anthony C. Dabbene.  See "Information about Nominees and Directors."

Bruce H. Haglund.  See "Information about Nominees and Directors."

Robert D. Rizzo joined the Company as President of Metalclad Insulation in November 1999. Prior to joining Metalclad, Mr. Rizzo was project manager for major projects at PDG Environmental, Inc. He has over 25 years experience in finance, engineering and construction. Mr. Rizzo has a B.S. in Civil Engineering and an M.B.A.

Executive Compensation for the Year Ended December 31, 1999

     The following table sets forth for the year ended December 31, 1999, the year ended December 31, 1998, and the year ended December 31, 1997, information with respect to compensation paid by the Company to the Chief Executive Officer and each of the other highly compensated executive officers of the Company.

Summary Compensation Table

                         Annual Compensation                  Long-Term Compensation
                     -------------------------------     ------------------------------     --------
                                             Other              Awards
                                                         --------------------
   Name and          Year   Salary   Bonus   Annual      Restricted  Options/   LTIP          All
   Principal         (1)     ($)      ($)    Compen-        Stock      SARS     Payouts       Other
   Position                                  sation          ($)       (#)       ($)           (1)
------------------   -------------------------------     ------------------------------     --------
Grant S. Kesler,     1999  250,000   50,000  25,920
C.E.O.               1998  250,000   50,000    --
                     1997  250,000   50,000    --


Anthony C. Dabbene   1999  180,000   36,000    --
C.F.O.               1998  180,000   36,000    --
                     1997  160,000   36,000    --


Robert D. Rizzo      1999   14,375(2)  --      --
President, M.I.C.


(1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individual that are extended to all employees of the Company in connection with their employment.

(2) Mr. Rizzo started with the Company on November 16, 1999. Amount shown reflects actual 1999 compensation paid based on an annual salary of $115,000.

Employment Agreements

     In January 1998, the Compensation Committee of the Company approved employment agreements for Messrs. Kesler and Dabbene. The contracts are for a three-year period, effective January 1, 1998 and call for annual salaries of $250,000 and $180,000, respectively. The contracts also include minimum bonus amounts of $50,000 and $36,000, respectively. The contracts are automatically renewed on January 1 unless terminated by the Company and contain incentive provisions as determined by the Compensation Committee. Additionally, the contracts contain a "special bonus" provision tied to the Company's success in its on-going arbitration with the United Mexican States under the NAFTA. This provision provides Messrs. Kesler and Dabbene a special bonus of 2.25% and 1%, respectively, of any award of damages to the Company under this proceeding.

Options Granted in 1999

     In March 1999, upon their appointment to the Board of Directors, Messrs. Haglund, Talbot and Pacini were each granted 10,000 non-statutory stock options, exercisable at $2.50 per share. The options vest ratably over a three-year period on the anniversary date of the grant and expire on March 22, 2009.

     In August 1999, the Board of Directors approved the grant of non-qualified stock options, exercisable at $3.00 per share to the following officers and directors: Mr. Kesler, 170,000 shares; Mr. Dabbene, 100,000 shares; Mr. Haglund, 20,000 shares; Mr. Pacini, 20,000 shares; and Mr. Talbot, 20,000 shares. Such options are fully vested and expire August 24, 2009. In February 1999, Messrs. Kesler and Dabbene were also granted common stock in the amounts of 18,000 and 12,500 shares, respectively. These shares were issued for services rendered to the Company for which these individuals had not been otherwise compensated. The price per share at date of approval was $2.80.

     Aggregated Option/SAR Exercises in the year ended December 31, 1999, and Option Values at December 31, 1999.

     The following table sets forth the number of options, both exercisable and unexercisable, held by each of the named executive officers of the Company and the value of any in-the-money options at December 31, 1999 (assuming a market value of $5.6875 on December 31, 1999):

                                           Number of         Value of
                                          Unexercised      in-the-Money
                                           Options at       Options at
                                          December 31,     December 31,
                     Shares                  1999             1999
                    Acquired    Value        ----             ----
                  on Exercise  Realized   Exercisable/     Exercisable/
                      (#)        ($)     Unexercisable    Unexercisable
--------------------------------------------------------------------------

Grant S. Kesler       -0-       $-0-     359,500/-0-      $456,875/$-0-
Anthony C. Dabbene    -0-       $-0-     150,000/-0-      $268,750/$-0-
Bruce Haglund         -0-       $-0-      59,800/10,000   $ 53,750/$31,875


Compliance With Section 16 (a) of the Exchange Act

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. The Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

Section 401 (k) Plan

     In December 1989, the Company adopted a tax-qualified cash or deferred profit sharing plan (the "401 (k) Plan") covering all employees who have completed six months of continuous service prior to a plan entry date. Pursuant to the 401 (k) Plan, eligible employees may make salary deferral (before tax) contributions of up to 15% of their total compensation per plan year up to a specified maximum contribution as determined by the Internal Revenue Service. The 401 (k) Plan also includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401
(k) Plan. The trustees under the 401 (k) Plan invest the assets of each participant's account attributable to the Company's contribution in an equity fund or guaranteed income fund until the participant is fully vested. The trustees invest the assets at the direction of such participant for the portion attributable to the participant's contribution and the portion attributable to the Company's contribution if the participant is fully vested. No contributions were made to the 401 (k) Plan during the year ended December 31, 1999.

Certain Relationships and Related Transactions

     In October 1994, in consideration of extraordinary contributions to the Company, including but not limited to the pledge of 755,000 shares of Common Stock of the Company owned by them to facilitate necessary financing for the Company, the Board of Directors approved the loan of $740,000 to Mr. Kesler and Mr. T Daniel Neveau, who was a Director at the time. Such borrowings were due 30 days after demand and were secured by a pledge of 300,000 shares of the Company's common stock from each. Interest on such loans was the prime rate of interest plus 7% per annum. In February 1996, Mr. Kesler and Mr. Neveau repaid $300,000 of such loan. In March 1996, the notes were amended to modify the interest rate effective March 1, 1996 to a variable rate based on the Company's quarterly investment rate. In June 1996, Mr. Neveau, Chairman of the Board, Senior Vice President, and a Director of the Company, resigned his positions. As a result, the Company and Mr. Neveau renegotiated the terms of his employment agreement relative to compensation, benefits and stock options. Since May 1997, the company has been offsetting payments due Mr. Neveau against his outstanding loan balance to the Company. As of December 31, 1999, the Company's remaining receivable from Mr. Kesler and Mr. Neveau was $569,000. The Board of Directors has extended repayment of these notes until December 31, 2000.

     During the year ended December 31, 1999, the Company incurred legal fees of $77,000 to the law firm of Gibson, Haglund & Paulsen, of which Bruce
H. Haglund, general counsel, secretary and Director of the Company, is a principal. The Company intends to continue to utilize the legal services of Gibson, Haglund & Paulsen for the following year.

Report of Compensation Committee




                                               April 15, 2000

Board of Directors
Metalclad Corporation
2 Corporate Plaza 125
Newport Beach, California 92660

     As the Compensation Committee of Metalclad Corporation (the "Company"), it is our duty to review and recommend the compensation levels for members of the Company's management, evaluate the performance of management and the administration of the Company's various incentive plans.

     The policies and underlying philosophy governing the Company's compensation program are to: maintain a comprehensive program that is competitive in the marketplace, provide opportunities integrating salary and stock rights to compensate short and long-term performance of management, recognize and reward individual accomplishments and allow the Company to retain seasoned executives who are essential to the Company's success.

     In determining management's compensation, this Committee evaluates the compensation paid to management based on their performance, their experience, and the stage of development of the Company. The Committee also takes into account such relevant external factors as general economic conditions, stock price performance, and stock market prices generally.

     Management compensation is composed of salary, bonuses, and options to purchase shares of Common Stock at the fair market value on the date of grant. The Company entered into employment agreements with Messrs. Kesler and Dabbene in January 1998, which established base salaries and minimum bonus amounts. The number of options granted is scaled to the salary of each individual officer.

     The base salaries for executive officers are determined by evaluating the responsibilities of the positions held, the individual's experience, the competitive marketplace, the individual's performance of responsibilities and the individual's overall contribution to the Company. Mr. Kesler's last salary increase was in 1997 and Mr. Dabbene's last salary increase was also in 1997.

     The Committee considers and recommends stock option grants under the Company's stock option plans for key employees and others who make substantial contributions to the long-term financial success of the Company. The Company and the Committee believe that stock options provide strong incentive to increase the value of stockholders' interests. Stock options grants are believed by the Committee to help focus management on the long-term success of the Company. The amount of any stock option grant is based primarily on an individual's responsibilities and position with the Company. Individual awards of options are affected by the Committee's subjective evaluation of factors it deems appropriate such as the assumption of responsibilities, competitive factors and achievements.
During 1999, options were granted to Messrs. Kesler and Dabbene for the purchase of 170,000 shares and 100,000 shares, respectively, at an exercise price of $3.00 per share.

     Significant to the Committee's recommendations concerning executive compensation and option grants are significant events which have occurred over time as well as objectives set for the coming year. With regard to the year ended December 31, 1999, the Company a) increased revenues in its insulation business; b) sold its Mexico businesses; c) continued pursuit of the NAFTA claim, including completion of the final hearing; and d) obtained the additional capital necessary to support the Company's operations.

     The executive officers devoted substantial time and effort in achieving the aforementioned objectives while at the same time devoting significant
time to the daily affairs of the Company.   Based on the performance of
management in achieving these objectives in 1999 and the financial condition of the Company, Messrs. Kesler and Dabbene were granted stock options as described above and awarded the minimum bonus amounts of $50,000 and $36,000, respectively, as provided under their respective employment agreements.

                                         Compensation Committee

                                         /s/J. Thomas Talbot
                                         --------------------------------
                                         J. Thomas Talbot, Chairman
                                         Compensation Committee

                                         /s/Raymond J. Pacini
                                         --------------------------------
                                         Raymond J. Pacini, Member
                                         Compensation Committee

         Comparison of Five-Year Cumulative Total Returns
           Performance Report for Metalclad Corporation

          Date      Company   Market    Market   Peer      Peer
                     Index    Index     Count    Index     Count          Company Index: CUSIP     Ticker    Sic   Exchange
      ------------  --------  -------   ------  -------    -----                        -----     ------    ---   ---------
       12/30/1994   100.000   100.000    4660   100.000      6                          59114220  MTLC      1790  NASDAQ
       01/31/1995    95.652   100.527    4650   104.163      6            Fiscal Year-end is 12/31/1999
       02/28/1995    69.565   105.809    4652    94.257      6            Market Index:  Nasdaq Stock Market (US Companies)
       03/31/1995    67.391   108.953    4646    95.487      6            Peer Index:    NASDAQ Stocks (SIC 1790-1799 US)
       04/28/1995    58.696   112.385    4657    92.116      6                           Misc. Special Trade Contractors
       05/31/1995    65.217   115.289    4655    89.690      6
       06/30/1995    71.739   124.622    4672    90.559      6
       07/31/1995   100.000   133.774    4691   103.099      6
       08/31/1995   110.870   136.490    4714   101.344      6
       09/29/1995   119.565   139.634    4710   104.247      5
       10/31/1995    91.304   138.829    4748   101.129      5
       11/30/1995   132.609   142.086    4780   115.004      5
       12/29/1995   139.130   141.335    4820   119.233      5
       01/31/1996   173.913   142.042    4810   139.452      6
       02/29/1996   193.478   147.457    4840   155.425      6
       03/29/1996   163.043   147.952    4879   142.519      6
       04/30/1996   123.913   160.210    4924   129.185      5
       05/31/1996   110.869   167.557    4981   124.697      5
       06/28/1996   106.522   160.004    5035   120.962      5
       07/31/1996    93.478   145.764    5067   103.734      5
       08/30/1996   113.043   153.954    5091   112.881      5
       09/30/1996    80.435   165.725    5097   100.174      5
       10/31/1996    63.043   163.882    5139    80.487      5
       11/29/1996    53.261   174.044    5181    63.659      5
       12/31/1996    63.043   173.898    5177    71.816      5
       01/31/1997    65.217   186.240    5162    74.092      5
       02/28/1997    45.652   175.937    5171    65.905      5
       03/31/1997    43.478   164.466    5170    58.716      5
       04/30/1997    35.870   169.591    5155    54.524      5
       05/30/1997    41.304   188.793    5148    64.687      5
       06/30/1997    53.261   194.600    5132    73.765      5
       07/31/1997    45.652   215.102    5127    91.820      6
       08/29/1997    50.000   214.784    5116    99.455      6
       09/30/1997    47.826   227.516    5106   126.235      6
       10/31/1997    45.652   215.662    5115   126.065      6
       11/28/1997    41.304   216.799    5131   119.384      6
       12/31/1997    38.043   213.068    5082   120.523      6
       01/30/1998    54.348   219.812    5053   114.267      6
       02/27/1998    60.869   240.480    5032   109.973      6
       03/31/1998    38.043   249.367    4994   110.336      6
       04/30/1998    34.783   253.569    4973   103.134      6
       05/29/1998    34.783   239.480    4966    90.767      7
       06/30/1998    35.870   256.207    4944    87.026      7
       07/31/1998    44.565   253.220    4921    73.390      7
       08/31/1998    30.435   203.026    4883    44.811      7
       09/30/1998    33.696   231.195    4822    44.212      7
       10/30/1998    23.913   241.359    4738    48.126      7
       11/30/1998    13.043   265.895    4703    41.925      7
       12/31/1998    14.130   300.440    4653    39.888      7
       01/29/1999    11.956   344.027    4602    45.959      7
       02/26/1999     9.783   313.222    4574    42.052      7
       03/31/1999     7.609   336.872    4518    37.260      7
       04/30/1999    10.870   347.549    4497    36.202      7
       05/28/1999     8.696   338.151    4487    44.930      7
       06/30/1999     6.522   368.620    4469    51.890      7
       07/30/1999     8.696   362.005    4464    52.956      5
       08/31/1999     9.891   377.257    4452    61.237      6
       09/30/1999    13.696   377.473    4424    56.043      6
       10/29/1999    16.522   407.442    4423    60.688      6
       11/30/1999    23.043   456.758    4417    79.816      6
       12/31/1999    19.783   556.913    4405    84.932      6

The index level for all series was set to 100.0 on 12/30/1994.

-----------------
Prepared by the Center for Research in Security Prices
Produced on 04/26/2000 including data to 12/31/1999
Copyright 2000

APPROVAL OF ENGAGEMENT OF AUDITORS

     The Board of Directors has selected Moss Adams, LLP as independent public accountant for the Company for the year ending December 31, 2000, subject to approval by the stockholders of the Company. Prior to such engagement, neither the Company nor anyone on the Company's behalf consulted Moss Adams, LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was the subject of a disagreement with Moss Adams, LLP or a reportable event. To the knowledge of the Company, at no time has Moss Adams, LLP had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants.
It is anticipated that a representative of Moss Adams, LLP will be available at the Meeting to make a statement if so desired and to respond to appropriate questions.

SUBMISSION OF SHAREHOLDER PROPOSALS

     Stockholders are advised that any stockholder proposal intended for consideration at the 2001 Annual Meeting must be received by the Company on or before February 1, 2001 to be included in any proxy materials prepared for the 2001 Annual Meeting of Stockholders. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested to insure timely delivery of the proposal.

MISCELLANEOUS AND OTHER MATTERS

Financial Statements

     The Company's financial statements for the year ended December 31, 1999, and the year ended December 31, 1998 appear on the pages following page 18 of its 1999 Annual Report on Form 10-K which is being mailed to all stockholders along with this Proxy Statement. Said pages are incorporated herein by reference.

Matters Not Determined at the Time of the Solicitation

     Management knows of no matters to come before the Meeting other than as specified herein. If any other matter should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

A COPY OF THE COMPANY'S CURRENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, IS BEING MAILED TO EACH SHAREHOLDER TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO: METALCLAD CORPORATION, 2 CORPORATE PLAZA, SUITE 125, NEWPORT BEACH, CALIFORNIA 92660.